MAJESCO NAMES CARL YANKOWSKI CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Friday August 27, 7:20 am ET

FORMER PALM, INC. CEO, AND SONY ELECTRONICS PRESIDENT TO HEAD GLOBAL OPERATIONS
FOR FAST-GROWING VIDEO GAME PUBLISHER

EDISON, N.J.--(BUSINESS WIRE)--Aug. 27, 2004--Majesco (OTC BB: MJSH - News), a
leading publisher and distributor of interactive entertainment products, today announced it has appointed Carl Yankowski as Chief Executive Officer and
Chairman of the Board of Directors. A highly successful senior executive with more than 30 years experience in brand management, technology and consumer products, Mr. Yankowski will work alongside Jesse Sutton, who will remain as
President.

Mr. Yankowski will team with Majesco's senior management group, including Morris
Sutton, who will remain on the board as Chairman Emeritus; Jan E. Chason, Chief
Financial Officer; Executive Vice President of Research and Development, Joseph
Sutton; and Chief Technology Officer, Kevin Ray.

"We are thrilled to have someone of Carl's experience, vision and leadership join our management team," said Jesse Sutton, President of Majesco. "Majesco is entering an exciting growth period and we are confident that under Carl's additional guidance, the Company will reach its full potential."

Adds Mr. Yankowski, "Majesco is a fundamentally solid company with creative people, innovative thinking, a strong product mix, great distribution, a sound balance sheet, and an exciting outlook. I am looking forward to growing shareholder value and helping the Company maximize the potential of its current intellectual properties and technology, and help develop new markets as well."

Backed by a record of creating and implementing global brand strategies, as well as building market share, Mr. Yankowski will leverage his extensive experience gained during his tenures at 3Com/Palm, Inc, Sony Electronics, Inc, General
Electric, Pepsi-Cola and Procter & Gamble among others, to assist Majesco in:

         o    Developing and marketing a well-balanced mix of video game titles for all commercially viable platforms, genres and price points;

         o    Leveraging its proprietary compression technology and first-mover advantage to evolve and expand the Company's Game Boy Advance(R)
              Video product line;

         o    Pursuing innovative technology and accessory opportunities;

         o    Expanding its international presence by moving to a direct publishing model in Europe;

         o    Implementing and securing growth initiatives via strategic acquisitions and partnerships.

Mr. Yankowski holds MIT degrees in Electrical Engineering and Management, with concentrations in Materials Research and Systems Modeling. He serves on the
Boards of Boston College and MIT Sloan business schools, and several smaller technology and consumer product-oriented companies. He has multiple Fortune 1000 board, audit, and compensation committee experience.

About Majesco

Established in 1986 and headquartered in Edison, NJ, with offices in the United
Kingdom, Majesco Holdings Inc., operating through its wholly owned subsidiary,
Majesco Sales Inc., is a leading developer, publisher and distributor of interactive entertainment products for the Xbox(R) video game system from
Microsoft, Sony PlayStation(R)2 computer entertainment system, and Nintendo
GameCube(TM) and Game Boy(R) Advance systems, as well as the personal computer.
The Company's 2004 lineup includes BloodRayne 2, the sequel to its popular action/horror series, and its Game Boy(R) Advance Video product line, which utilizes the Company's proprietary video compression technology to enable consumers to view commercial-grade video on a standard Nintendo Game Boy

Advance system. Advent Rising, the first in a trilogy of action/adventure games, will ship to stores in 2005. More information about the Company can be found online at www.majescogames.com.

Safe Harbor

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of
the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate,"
"estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors.
These factors include but are not limited to, the demand for our products;
competitive factors in the businesses in which we compete; continued consumer acceptance of the gaming platforms on which our products operate and our products; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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Contact:
     HighWater Group PR
     Laura Heeb, 212-338-0077 x. 307
     laura@highwatergroup.com